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                                            EXHIBIT 5
                      OPINION AND CONSENT OF BROBECK, PHLEGER & HARRISON LLP

                                           May 31, 2000


QRS Corporation
1400 Marina Way South
Richmond, California 94804

                 Re: QRS Corporation - Registration Statement on Form S-8 of an Additional 1,025,000 Shares of Common
                         Stock

Dear Ladies and Gentlemen:

              We have acted as counsel to QRS Corporation, a Delaware corporation (the "Company"), in connection with the registration on Form S-8 (the "Registration Statement") under the Securities Act of 1933, as amended, of an additional 800,000 shares of the Company's common stock (the "Common Stock") under the Company's 1993 Stock Option/Stock Issuance Plan (the "Incentive Plan") and an additional 225,000 shares of the Company's Common Stock under the Company's Special Non-Officer Stock Option Plan (the "Non-Officer Stock Plan").

              This opinion is being furnished in accordance with the requirements of Item 8 of Form S-8 and Item 601(b)(5)(i) of Regulation S-K.

              We have reviewed the Company's charter documents and the corporate proceedings taken by the Company in connection with the establishment and amendment of the Incentive Plan and the Non-Officer Stock Plan. Based on such review, we are of the opinion that, if, as and when the shares of Common Stock are issued and sold (and the consideration therefor received) pursuant to the provisions of option agreements or direct stock issuances duly authorized under the Incentive Plan and/or the Non-Officer Stock Plan and in accordance with the Registration Statement, such shares will be duly authorized, legally issued, fully paid and nonassessable.

              We consent to the filing of this opinion letter as Exhibit 5 to the Registration Statement.

              This opinion letter is rendered as of the date first written above and we disclaim any obligation to advise you of facts, circumstances, events or developments which hereafter may be brought to our attention and which may alter, affect or modify the opinion expressed herein. Our opinion is expressly limited to the matters set forth above and we render no opinion, whether by implication or otherwise, as to any other matters relating to the Company, the Incentive Plan, the Non-Officer Stock Plan or the shares of Common Stock issuable under such Incentive Plan and/or the Non-Officer Stock Plan.

                                     Very truly yours,



                                     BROBECK, PHLEGER & HARRISON LLP